Exhibit 13.1
Certification by CEO and CFO pursuant to Section
1350, as adopted pursuant to Section 906 of the
Sarbanes – Oxley Act of 2002
The certification set forth below is being submitted in connection with Banco BBVA Argentina S.A.’s annual report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002.
Jorge Alberto Bledel, the Chief Executive Officer and Carmen Morillo Arroyo, the Chief Financial Officer of Banco BBVA Argentina S.A., each certifies that, to the best of his or her knowledge:
1.the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Banco BBVA Argentina S.A.
Date: April 9, 2026

/s/ Jorge Alberto Bledel
Name: Jorge Alberto Bledel Title: Chief Executive Officer

/s/ Carmen Morillo Arroyo
Name: Carmen Morillo Arroyo Title: Chief Financial Officer